EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock, $0.001 par value, of EnerJex Resources, Inc. is, and any amendments thereto signed by each of the undersigned shall be, filed pursuant to and in accordance with the provisions of Rule 13(d)-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: January 10, 2011

WORKING INTEREST HOLDING, LLC

By:	/s/ Sam Boan
Name:	Sam Boan
Title:	Manager

/s/ James G. Miller
James G. Miller

/s/ James D. Loeffelbein
James D. Loeffelbein

/s/ John A. Loeffelbein
John A. Loeffelbein

/s/ Sam Boan
Sam Boan